EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended December 31, 2019 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2019 (Unaudited)

Forward-looking Statements:

This supplemental package includes “forward looking statements”. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Any statements referring to the future value of an investment in GNL, as well as the success that GNL may have in executing its business plan, are also forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause GNL’s actual results to differ materially from those contemplated by such forward-looking statements, including those risks, uncertainties and other important factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of GNL’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on February 28, 2019 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in GNL’s subsequent reports. Further, forward looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2019 (Unaudited)

Non-GAAP Financial Measures
This section includes non-GAAP financial measures, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”) and Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), and Cash Net Operating Income (“Cash NOI”). A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect the proportionate share of adjustments for non-controlling interest to arrive at FFO, Core FFO and AFFO, as applicable.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2019 (Unaudited)

Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued merger, acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impact of transactions or other items that are not related to the ongoing performance of our portfolio of properties. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2019 (Unaudited)

cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2019 (Unaudited)

Key Metrics
As of and for the three months ended December 31, 2019
Amounts in thousands, except per share data, ratios and percentages

Financial Results
Revenue from tenants	$76,685
Net income attributable to common stockholders	$9,263
Basic and diluted net income per share attributable to common stockholders [1]	$0.10
Cash NOI [2]	$69,922
Adjusted EBITDA [2]	$60,783
AFFO attributable to common stockholders [2]	$39,906
Dividends paid per share - fourth quarter [3]	$0.53
Dividend yield - annualized, based on quarter end share price	10.5%

Balance Sheet and Capitalization
Equity market capitalization - based on quarter end share price of $20.28 for common shares, $26.43 for Series A preferred shares and $25.64 for Series B preferred shares	$2,082,391
Net debt [4] [5]	1,619,475
Enterprise value	3,701,866

Total capitalization	3,972,168

Total consolidated debt [5]	1,889,777
Total assets	3,701,605
Liquidity [6]	474,377

Common shares outstanding as of December 31, 2019 (thousands)	89,459
Share price, end of quarter	$20.28

Net debt to enterprise value	43.7%
Net debt to annualized adjusted EBITDA [7]	6.7	x

Weighted-average interest rate cost [8]	3.0%
Weighted-average debt maturity (years) [9]	5.8
Interest Coverage Ratio [10]	4.0	x

Real Estate Portfolio
Number of properties	278
Number of tenants	124

Square footage (millions)	31.6
Leased	99.6%
Weighted-average remaining lease term (years) [11]	8.3
Footnotes:
[1]  Adjusted for net income (loss) attributable to common stockholders for common share equivalents.
[2]  This Non-GAAP metric is reconciled below.
[3]  Represents quarterly dividend per share rate based off the annualized dividend rate of $2.13.
[4]  Represents total debt outstanding of 1.9 billion less cash and cash equivalents of $270.3 million.
[5]  Excludes the effect of deferred financing costs, net and mortgage (discount) premium, net.
[6]  Liquidity includes $204.1 million of availability under the credit facility and $270.3 million of cash and cash equivalents.
[7] Annualized adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended December 31, 2019 multiplied by four.
[8]  The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[9]  The weighted average debt maturity is based on the outstanding principal balance of the debt.
[10] The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less non cash portion of interest expense and amortization of mortgage (discount) premium, net) for the quarter ended December 31, 2019.  Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[11] The weighted-average remaining lease term (years) is based on square feet.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2019

Consolidated Balance Sheets
Amounts in thousands

	December 31,
	2019	2018
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$414,446	$398,911
Buildings, fixtures and improvements	2,685,325	2,345,202
Construction in progress	11,725	1,235
Acquired intangible lease assets	651,768	675,551
Total real estate investments, at cost	3,763,264	3,420,899
Less accumulated depreciation and amortization	(517,123)	(437,974)
Total real estate investments, net	3,246,141	2,982,925
Assets held for sale	—	112,902
Cash and cash equivalents	270,302	100,324
Restricted cash	3,985	3,369
Derivative assets, at fair value	4,151	8,730
Unbilled straight-line rent	51,795	47,183
Operating lease right-of-use asset	50,211	—
Prepaid expenses and other assets	37,370	22,245
Due from related parties	351	16
Deferred tax assets	4,441	3,293
Goodwill and other intangible assets, net	21,920	22,180
Deferred financing costs, net	10,938	6,311
Total Assets	$3,701,605	$3,309,478

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,272,154	$1,129,807
Revolving credit facility	199,071	363,894
Term loan, net	397,893	278,727
Acquired intangible lease liabilities, net	30,529	35,757
Derivative liabilities, at fair value	7,507	3,886
Due to related parties	342	790
Accounts payable and accrued expenses	22,903	31,529
Operating lease liability	23,985	—
Prepaid rent	17,236	16,223
Deferred tax liability	14,975	15,227
Taxes payable	1,046	2,228
Dividends payable	4,006	2,664
Total Liabilities	1,991,647	1,880,732
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred stock	68	54
6.875% Series B cumulative redeemable perpetual preferred stock	35	—
Common stock	2,225	2,091
Additional paid-in capital	2,408,353	2,031,981
Accumulated other comprehensive income	20,195	6,810
Accumulated deficit	(733,245)	(615,448)
Total Stockholders' Equity	1,697,631	1,425,488
Non-controlling interest	12,327	3,258
Total Equity	1,709,958	1,428,746
Total Liabilities and Equity	$3,701,605	$3,309,478

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2019 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Revenue form tenants	$76,685	$77,942	$76,119	$75,468

Expenses:
Property operating	5,701	8,205	7,049	7,359
Operating fees to related parties	8,867	8,220	8,162	8,043
Impairment charges	—	6,375	—	—
Acquisition, transaction and other costs	19	192	847	262
General and administrative	1,334	3,250	2,318	3,206
Equity-based compensation	2,491	2,501	2,429	2,109
Depreciation and amortization	31,989	31,620	31,084	31,303
Total expenses	50,401	60,363	51,889	52,282
Operating income before loss on dispositions of real estate investments	26,284	17,579	24,230	23,186
Gain on dispositions of real estate investments	8,824	6,977	6,923	892
Operating income	35,108	24,556	31,153	24,078
Other income (expense):
Interest expense	(17,194)	(16,154)	(15,689)	(15,162)
Loss on extinguishment of debt	379	(563)	(765)	—
(Loss) gain on derivative instruments	(3,905)	3,044	1,390	240
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	—	—	—	76
Other income (loss)	195	(2)	19	4
Total other expense, net	(20,525)	(13,675)	(15,045)	(14,842)
Net income before income tax	14,583	10,881	16,108	9,236
Income tax expense	(1,652)	(940)	(780)	(960)
Net income	12,931	9,941	15,328	8,276
Preferred stock dividends	(3,668)	(3,081)	(2,707)	(2,485)
Net income attributable to common stockholders	$9,263	$6,860	$12,621	$5,791

Basic and Diluted Earnings Per Share:
Basic and Diluted net income per share attributable to common stockholders	$0.10	$0.08	$0.15	$0.07
Weighted average shares outstanding:
Basic	89,458	85,255	83,847	81,475
Diluted	90,777	86,203	85,166	82,798

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2019 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
EBITDA:
Net income	$12,931	$9,941	$15,328	$8,276
Depreciation and amortization	31,989	31,620	31,084	31,303
Interest expense	17,194	16,154	15,689	15,162
Income tax expense	1,652	940	780	960
EBITDA	63,766	58,655	62,881	55,701
Impairment charges and related lease intangible write-offs	—	6,375	—	—
Equity-based compensation	2,491	2,501	2,429	2,109
Non-cash portion of incentive fee	—	—	—	—
Acquisition, transaction and other costs	19	192	847	262
Gain on dispositions of real estate investments	(8,824)	(6,977)	(6,923)	(892)
Gain on derivative instruments	3,905	(3,044)	(1,390)	(240)
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	—	—	—	(76)
Loss on extinguishment of debt	(379)	563	765	—
Other (income) loss	(195)	2	(19)	(4)
Adjusted EBITDA	60,783	58,267	58,590	56,860
Operating fees to related parties	8,867	8,220	8,162	8,043
General and administrative	1,334	3,250	2,318	3,206
NOI	70,984	69,737	69,070	68,109
Amortization of above- and below- market leases and ground lease assets and liabilities, net	633	341	344	337
Straight-line rent	(1,695)	(1,506)	(1,931)	(1,626)
Cash NOI	$69,922	$68,572	$67,483	$66,820

Cash Paid for Interest:
Interest expense	$17,194	$16,154	$15,689	$15,162
Non-cash portion of interest expense	(1,789)	(1,906)	(1,177)	(1,742)
Amortization of mortgage (discount) premium, net	(28)	(30)	(100)	(102)
Total cash paid for interest	$15,377	$14,218	$14,412	$13,318

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2019 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Funds from operations (FFO):
Net income attributable to common stockholders (in accordance with GAAP)	$9,263	$6,860	$12,621	$5,791
Impairment charges	—	6,375	—	—
Depreciation and amortization	31,989	31,620	31,084	31,303
Gain on dispositions of real estate investments	(8,824)	(6,977)	(6,923)	(892)
FFO (as defined by NAREIT) attributable to common stockholders	32,428	37,878	36,782	36,202
Acquisition, transaction and other costs [1]	19	192	847	262
Loss on extinguishment of debt [2]	(379)	563	765	—
Core FFO attributable to common stockholders	32,068	38,633	38,394	36,464
Non-cash equity-based compensation	2,491	2,501	2,429	2,109
Non-cash portion of interest expense	1,789	1,906	1,177	1,742
Amortization of above and below-market leases and ground lease assets and liabilities, net	633	341	344	337
Straight-line rent	(1,695)	(1,506)	(1,931)	(1,626)
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	—	—	—	(76)
Eliminate unrealized losses (gains) on foreign currency transactions [3]	4,592	(1,670)	(455)	452
Amortization of mortgage discounts and premiums, net	28	30	100	102
Adjusted funds from operations (AFFO) attributable to common stockholders	$39,906	$40,235	$40,058	$39,504

Weighted average common shares outstanding - Basic	89,458	85,255	83,847	81,475
Weighted average common shares outstanding - Diluted	90,777	86,203	85,166	82,798
Net income per basic and diluted share attributable to common stockholders	$0.10	$0.08	$0.15	$0.07
FFO per common share	$0.36	$0.44	$0.43	$0.44
Core FFO per common share	$0.35	$0.45	$0.45	$0.44
AFFO per common share	$0.44	$0.47	$0.47	$0.48
Dividends declared [4]	$47,659	$45,028	$14,940	$43,297
Footnotes:
[1] Primarily includes litigation costs resulting from the termination of the Former Service Provider and fees associated with the exploration of a potential equity offering.
[2] For the three months ended September 30, 2019 and June 30, 2019, primarily includes non-cash write-off of deferred financing costs.
[3] For the three months ended December 31, 2019, losses on derivative instruments were $3.9 million, which were comprised of unrealized losses of $4.6 million and realized gains of $0.7 million. For the three months ended September 30, 2019, gains on derivative instruments were $3.0 million which consisted of unrealized gains of $1.7 million and realized gains of $1.3 million. For the three months ended June 30, 2019, gains on derivative instruments were $1.4 million which consisted of unrealized gains of $0.5 million and realized gains of $0.9 million. For the three months ended March 31, 2019, gains on derivative instruments were $0.2 million which consisted of unrealized losses of $0.5 million and realized gains of $0.7 million.
[4] Dividends declared to common stockholders only, and do not include distributions to non-controlling interest holders or holders of Series
A Preferred Stock.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2019 (Unaudited)

Debt Overview
As of December 31, 2019

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years)	Weighted-Average Interest Rate [1]	Total Outstanding Balance [2] (In thousands)	Percent
Non-Recourse Debt
2020	2	0.8	1.6%	$16,263
2021	2	1.4	1.3%	11,776
2022	—	—	—%	—
2023	47	3.6	3.0%	352,076
2024	8	—	1.5%	217,583
Thereafter	56	8.9	4.3%	689,750
Total Non-Recourse Debt	115	6.5	3.4%	1,287,448	68%

Recourse Debt
Revolving Credit Facility		3.6	2.8%	199,071
Term Loan		4.6	1.9%	403,258
Total Recourse Debt		4.3	2.2%	602,329	32%

Total Debt		5.8	3.0%	$1,889,777	100%

Total Debt by Currency				Percent
USD				40%
EUR				42%
GBP				18%
Total				100%

Footnotes:

[1] As of December 31, 2019, the Company’s total combined debt was 88.2% fixed rate or swapped to a fixed rate and 11.8% floating rate.

[2] Excludes the effect of deferred financing costs, net and mortgage (discount) premium, net. Current balances as of December 31, 2019 are shown in the year the loan matures.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2019 (Unaudited)

Future Minimum Lease Rents
As of December 31, 2019
Amounts in thousands

Future Base Rent Payments [1]
2020	$294,087
2021	295,428
2022	286,725
2023	264,583
2024	225,344
Thereafter	934,179
Total	$2,300,346
Footnotes:
[1] Base rent assumes exchange rates of £1.00 to $1.32 for GBP, €1.00 to $1.12 for Euro and $1.00 Canadian Dollar (“CAD”) to $0.77 as of December 31, 2019 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2019 (Unaudited)

Top Ten Tenants
As of December 31, 2019
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
FedEx	Distribution	Freight	$13,983	5%
Government Services Administration (GSA)	Office	Government	12,041	4%
Foster Wheeler	Office	Engineering	11,202	4%
Whirlpool	Industrial/Distribution	Consumer Goods	10,975	4%
ING Bank	Office	Financial Services	9,182	3%
Finnair	Industrial	Aerospace	8,963	3%
Penske	Distribution	Logistics	8,500	3%
Contractors Steel	Industrial	Metal Processing	7,958	3%
Harper Collins	Distribution	Publishing	6,767	2%
Trinity Health	Office	Healthcare	6,584	2%
Subtotal			96,155	33%

Remaining portfolio			204,315	67%

Total Portfolio			$300,470	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.32 for GBP, €1.00 to $1.12 for Euro and $1.00 CAD to $0.77 as of December 31, 2019 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2019 (Unaudited)

Diversification by Property Type
As of December 31, 2019
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$145,659	49%	8,367	27%	$40,883	36%	2,333	17%
Industrial	82,195	27%	12,763	40%	51,410	44%	7,387	55%
Distribution	56,869	19%	9,162	29%	18,360	16%	3,454	26%
Retail	15,747	5%	1,325	4%	5,063	4%	265	2%
Total	$300,470	100%	31,617	100%	$115,716	100%	13,439	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.32 for GBP, €1.00 to $1.12 for Euro and $1.00 CAD to $0.77 as of December 31, 2019 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2019 (Unaudited)

Diversification by Tenant Industry
As of December 31, 2019
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Financial Services	$31,108	9%	2,126	5%	$—	—%	(1)	—%
Healthcare	25,257	8%	1,249	4%	13,663	12%	826	6%
Technology	20,521	7%	1,038	3%	1,820	2%	132	1%
Aerospace	16,732	6%	1,416	4%	4,606	4%	293	2%
Freight	14,921	5%	1,466	5%	6,993	6%	745	6%
Consumer Goods	14,645	5%	3,864	12%	12,024	10%	3,020	23%
Government	14,414	5%	536	2%	12,585	11%	466	4%
Metal Processing	14,331	5%	2,472	8%	10,906	9%	1,852	14%
Logistics	14,129	5%	2,269	7%	1,132	1%	170	1%
Telecommunications	13,635	5%	865	3%	5,800	5%	265	2%
Auto Manufacturing	12,921	4%	2,400	8%	7,487	6%	1,102	8%
Energy	12,621	4%	1,169	4%	8,761	8%	801	6%
Engineering	11,202	4%	366	1%	—	—%	—	—%
Pharmaceuticals	10,805	4%	476	2%	1,020	1%	86	1%
Metal Fabrication	7,779	3%	1,129	4%	3,078	3%	417	3%
Discount Retail	7,628	3%	1,001	3%	1,851	2%	200	2%
Retail Food Distribution	7,497	2%	1,128	4%	2,236	2%	322	2%
Publishing	6,767	2%	873	3%	—	—%	—	—%
Specialty Retail	5,345	2%	486	2%	2,325	2%	206	2%
Food Manufacturing	3,979	1%	598	2%	3,979	3%	598	4%
Automotive Parts Supplier	3,852	1%	469	1%	1,631	1%	149	1%
Restaurant - Quick Service	3,396	1%	74	—%	3,212	3%	65	1%
Other [2]	26,985	9%	4,147	13%	10,607	9%	1,725	12%
Total	$300,470	100%	31,617	100%	$115,716	100%	13,439	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.32 for GBP, €1.00 to $1.12 for Euro and $1.00 CAD to $0.77 as of December 31, 2019 for illustrative purposes, as applicable.

[2] Other includes 23 industry types as of December 31, 2019.

[3] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2019 (Unaudited)

Diversification by Geography
As of December 31, 2019
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$185,799	61.9%	21,823	69%	$101,539	87.8%	12,689	94.5%
Michigan	43,854	14.6%	4,881	15.5%	25,818	22.5%	2,744	20.4%
Texas	24,315	8.1%	1,926	6.1%	11,256	9.7%	970	7.2%
Ohio	17,218	5.7%	4,069	12.9%	13,098	11.3%	3,028	22.5%
California	13,587	4.5%	627	2.0%	3,109	2.7%	238	1.8%
New Jersey	8,322	2.8%	349	1.1%	—	—%	—	—%
Tennessee	8,247	2.8%	1,125	3.6%	6,513	5.6%	662	4.9%
Indiana	6,831	2.3%	1,490	4.7%	3,596	3.1%	634	4.7%
Alabama	5,606	1.9%	257	0.8%	320	0.3%	58	0.4%
Illinois	5,369	1.8%	963	3.0%	4,793	4.1%	887	6.6%
South Carolina	4,912	1.6%	801	2.5%	4,912	4.2%	801	6.0%
Kentucky	4,287	1.4%	523	1.7%	3,379	2.9%	446	3.3%
Pennsylvania	3,995	1.3%	447	1.4%	1,686	1.5%	110	0.8%
New York	3,959	1.3%	677	2.1%	450	0.4%	63	0.5%
Missouri	3,197	1.1%	292	0.9%	1,227	1.1%	202	1.5%
Florida	2,775	0.9%	179	0.6%	2,775	2.4%	179	1.3%
Colorado	2,703	0.9%	87	0.3%	2,703	2.3%	87	0.6%
Massachusetts	2,453	0.8%	192	0.6%	2,453	2.1%	192	1.4%
North Carolina	2,232	0.7%	201	0.6%	1,488	1.3%	172	1.3%
Minnesota	2,143	0.7%	150	0.5%	691	0.6%	103	0.8%
Kansas	2,118	0.7%	292	0.9%	1,922	1.7%	277	2.1%
Maine	1,889	0.6%	50	0.2%	1,889	1.6%	50	0.4%
Mississippi	1,580	0.5%	314	1.0%	283	0.2%	14	0.1%
Georgia	1,557	0.5%	492	1.6%	—	—%	—	—%
South Dakota	1,289	0.4%	54	0.2%	1,289	1.1%	54	0.4%
Vermont	1,166	0.4%	213	0.7%	—	—%	—	—%
Nebraska	1,150	0.4%	101	0.3%	278	0.2%	27	0.2%
New Hampshire	1,139	0.4%	199	0.6%	740	0.6%	116	0.9%
Louisiana	1,111	0.4%	112	0.4%	434	0.4%	36	0.3%
West Virginia	980	0.3%	104	0.3%	—	—%	—	—%
North Dakota	884	0.3%	47	0.2%	884	0.8%	47	0.4%
Iowa	848	0.3%	225	0.7%	848	0.7%	225	1.7%
Maryland	785	0.3%	120	0.4%	785	0.7%	120	0.9%
Oklahoma	699	0.2%	79	0.3%	699	0.6%	79	0.6%
New Mexico	556	0.2%	46	0.2%	556	0.5%	46	0.3%
Wyoming	498	0.2%	37	0.1%	—	—%	—	—%
Montana	441	0.2%	58	0.2%	—	—%	—	—%
Idaho	441	0.2%	22	0.1%	—	—%	—	—%
Delaware	362	0.1%	10	—%	362	0.3%	10	0.1%
Utah	303	0.1%	12	—%	303	0.3%	12	0.1%
United Kingdom	54,519	18.2%	4,031	12.8%	—	—%	—	—%
Finland	14,740	4.9%	1,457	4.6%	—	—%	—	—%
The Netherlands	13,839	4.6%	849	2.7%	2,325	2.0%	206	1.5%
France	12,761	4.2%	1,632	5.2%	8,152	7.0%	459	3.4%
Germany	9,657	3.2%	1,584	5.0%	—	—%	—	—%
Luxembourg	5,455	1.8%	156	0.5%	—	—%	—	—%
Canada	488	0.2%	20	0.1%	3,212	2.8%	65	0.5%
Puerto Rico	3,212	1.1%	65	0.2%	488	0.4%	20	0.1%
Total	$300,470	100%	31,617	100%	$115,716	100%	13,439	100%
Footnotes:
[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.32 for GBP, €1.00 to $1.12 for Euro and $1.00 CAD to $0.77 as of December 31, 2019 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2019 (Unaudited)

Lease Expirations
As of December 31, 2019

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)
2020	1	$1,056	0.4%	100	0.3%
2021	2	4,944	1.6%	323	1.0%
2022	16	23,819	7.9%	1,553	4.9%
2023	29	25,953	8.6%	2,319	7.4%
2024	42	56,406	18.8%	5,254	16.7%
2025	38	37,581	12.5%	3,237	10.3%
2026	17	21,256	7.1%	2,050	6.5%
2027	19	7,863	2.6%	788	2.5%
2028	41	29,633	9.9%	4,171	13.2%
2029	20	25,127	8.4%	2,910	9.2%
2030	14	15,206	5.1%	982	3.1%
2031	7	11,295	3.8%	2,982	9.5%
2032	12	8,970	3.0%	868	2.8%
2033	4	12,073	4.0%	1,045	3.3%
2034	1	923	0.3%	228	0.7%
2035	3	5,312	1.8%	528	1.7%
Thereafter (>2035)	11	13,053	4.2%	2,154	7.0%
Total	277	$300,470	100.0%	31,492	100.0%
[1] Annualized rental income converted from local currency into USD as of December 31, 2019 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.